EXECUTION COPY

                              EMPLOYMENT AGREEMENT
                              --------------------

          AGREEMENT by and between Safety-Kleen Corp., a Delaware corporation (the "Company"), and Ronald A. Rittenmeyer (the "Executive"), dated as of the 8th day of August, 2001.

          WHEREAS, the Company has determined that it is in the best interest of the Company to employ the Executive as the Chairman of the Board, President and Chief Executive Officer of the Company, and the Executive desires to serve the Company in that capacity pursuant to the terms set forth herein; provided,
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however,  that  this  Agreement  shall  be subject to the proper approval of the
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United  States  Bankruptcy  Court  (the  "Bankruptcy  Court")  and  such  other conditions and obligations of the parties as are set forth in Section 9(j) hereof.

          NOW,  THEREFORE,  IT  IS  HEREBY  AGREED  AS  FOLLOWS:

          1.     Employment Period.  The Company shall employ the Executive, and
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the  Executive shall serve the Company, on the terms and conditions set forth in this Agreement, during the Employment Period (as defined below). The "Employment Period" shall mean the period beginning on the Effective Date and ending on February 8, 2003, unless such employment is earlier terminated for any reason as provided herein.

          2.     Position  and  Duties.  During  the  Employment  Period,  the
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Executive  shall  serve  as Chairman of the Board, President and Chief Executive
Officer of the Company and, as may be agreed to by Executive from time to time, in appropriate positions in each subsidiary of the Company, with the duties, functions, responsibilities and authority customarily associated with such positions (but shall not be required to exercise control over the waste handling


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practices  of  the  Company  except in his role as Chairman, President and Chief
Executive Officer), and shall report to the Board of Directors of the Company (the "Board"). During the Employment Period, the Executive shall be appointed, elected and/or otherwise maintained by the Company as the Chairman of the Board, President and Chief Executive Officer of the Company. The Executive shall not, during the term of this Agreement, engage in any other business activities that will unreasonably interfere with the Executive's employment pursuant to this Agreement; provided however, the Company acknowledges and agrees that Executive is and may continue to (i) serve as the plan administrator of AFD Fund, the post-confirmation estate of AmeriServe Food Distribution, Inc. and its affiliated debtors, (ii) serve as a director for Greenhill School and the Wyoming Seminary, and (iii) manage personal and family investments. Further, Executive may, (i) subject to prior approval of the Board (which approval shall not be unreasonably withheld), serve as a director of other noncompeting companies, and (ii) serve as an officer, director or otherwise participate in educational, welfare, social, religious and civic organizations. During the Employment Period, the Executive's services shall be performed at those locations where the Company conducts business throughout the United States as the needs and exigencies of the business of the Company from time to time reasonably require; provided however, Executive shall not be required to relocate his personal residence from the Dallas, Texas area.


          3.     Compensation.  (a)  Salary.  From  the  date  of this Agreement
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through  the end of the Employment Period, the Executive shall receive a monthly salary (the "Salary") of $125,000, payable in accordance with the Company's normal payroll practices for executives.

          (b)    Other  Benefits.  In  addition  to  the  foregoing, during the
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Employment  Period:  (i)  the  Executive shall be entitled to participate in the current  and  any  future  savings,  retirement,  fringe  benefit, and any other


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benefit  plans,  practices,  policies  and  programs of the Company on terms and conditions commensurate with those afforded to the previous Chairman and CEO of the Company, but in no event less than those applicable to peer executives; provided, however, the Executive shall not be entitled to participate in any
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general bonus or severance plans, practices, policies or programs of the Company
(and provided further that nothing herein will prevent the Board from approving discretionary bonus plans for the Executive); (ii) the Executive shall be entitled to four weeks of vacation, effective and vested as of the Effective Date, and two weeks of additional vacation effective and vested as of the first anniversary of the Effective Date, and (iii) the Executive and, pursuant to the terms of the applicable plan, practice, policy or program, eligible family members, as the case may be, shall, effective as of the Effective Date, be eligible for participation in, and shall receive all benefits under medical, dental, disability, life insurance and other welfare benefit plans, practices, policies and programs provided by the Company, on terms and conditions commensurate with those afforded to the previous Chairman and CEO of the Company, but in no event less than those applicable to peer executives, plus tax "gross up" on the amount of premiums paid and included in the Executive's gross income in connection therewith, if any (provided, however, for purposes of determining (i) disability benefits provided to the Executive under any long-term disability plan of the Company and (ii) life insurance benefits provided to Executive under any life insurance program of the Company, (and for such purposes only) the Executive's annual salary from the Company shall be deemed to be $750,000.). In addition, the Company shall pay the reasonable fees and expenses of Executive's counsel and other professionals incurred in connection with the negotiation of, entering into and otherwise in connection with this Agreement, and the Exhibits attached hereto, in an amount not to


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exceed  $75,000,  plus  tax  "gross up" thereon if any taxes based on income are applicable. Further, the Company will promptly reimburse Executive for all travel and other business expenses that Executive incurs in the course of the performance of his duties under this Agreement, including any commuting expenses to/from and living expenses in Columbia, SC. plus tax "gross up" thereon if any taxes based on income are applicable, in a manner commensurate with Executive's position and level of responsibility with the Company, but in no event less than those applicable to peer executives.

          (c) For purposes of this Section 3, the Executive's peer executives shall be other senior executives employed by the Company.

          4.     Termination  of  Employment.  (a)  Death or Disability.  In the
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event  of  the  Executive's  death during the Employment Period, the Executive's employment with the Company shall terminate automatically. The Company shall have the right to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that
(i) the Executive has been unable, for a period of 90 consecutive days, or for periods aggregating 90 business days in any period of twelve months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers and reasonably acceptable to Executive has determined that the Executive's incapacity is total and permanent as defined in the Company's Long Term
Disability Benefit Plan. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 5th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.


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          (b)     By  the  Company.  In  addition to termination for Disability,
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the  Company  may  terminate  the  Executive's  employment during the Employment
Period for Cause or without Cause. For purposes of this Agreement, "Cause" means that, prior to any termination, the Executive shall have:

               (i) been convicted of or pled no contest to a felony crime involving fraud, embezzlement or theft or other felony crime resulting in imprisonment (excluding, without limitation, in any case any of the foregoing related to Limited Vicarious Liability, as defined below);

               (ii) committed intentional, wrongful and material damage to property of the Company, and any such act shall have been materially harmful to the Company; or

               (iii) committed intentional wrongful disclosure of secret processes or confidential information of the Company and any such act shall have been materially harmful to the Company.

For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or


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propriety  of  any  such termination with the Bankruptcy Court or otherwise. For purposes of this Agreement, Limited Vicarious Liability, as used above, shall mean any liability which is based on acts of the Company for which Executive is charged solely as a result of his offices with the Company.

          (c)     Voluntarily by the Executive.  The Executive may terminate his
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employment  at  any time during the Employment Period by giving not less than 60 days  prior  written  notice  thereof  to  the  Company; provided, however, that
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Executive  may  terminate  his  employment  immediately  and without notice upon either:  (i)  the  occurrence  of  any of the events  listed in Section 5(a)(i),
(ii), (iii), or (v) of this Agreement , or (ii) the occurrence of an event constituting Good Reason (as defined below) .

          (d)     Date of Termination.  The "Date of Termination" means the date
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of  the  Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause as set forth in notice from the Company is effective, or the date on which the termination of the Executive's employment by Executive as set forth in any notice from Executive is effective, as the case may be.

          (e)     Involuntary  Termination.  (i)  An  "Involuntary  Termination"
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means:  (A)  a  termination  of the Executive's employment by the Company, other than for Cause, death or Disability; and/or (B) a termination by the Executive after the occurrence of an event constituting Good Reason (as that term is defined below).

               (ii) "Good  Reason"  means:

               (A) Failure to elect or reelect or otherwise to maintain the Executive in the office and the position with the Company (or any successor entity by operation of law or otherwise) set forth in
          Section 2 of this Agreement, as the case may be, or the removal of the


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          Executive as a Director on or Chairman of the Board of the Company (or
          any  successor  thereto);

               (B) (I) A material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the Executive's position with the Company and any affiliated company;
          (II) a reduction in the Executive's Salary; or (III) the termination or denial of the Executive's rights to employee benefits or a material reduction in the scope or value thereof, any of which is not remedied by the Company within 10 business days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

               (C) The Company, without the prior written consent of the Executive, requires the Executive to have his principal residence changed, to any location outside of the Dallas, Texas area;

               (D) The Company shall fail to timely pay or satisfy any of its material obligations or liabilities for which the Executive could, based on the advice of counsel, reasonably be found to be personally liable, provided such failure, if curable without liability to Executive, is not remedied by the Company within 10 business days after receipt by the Company of written notice from the Executive of such failure;

               (E) The Company shall fail to comply or be capable of continuing to comply in all material respects with any applicable laws, including any environmental laws and regulations, or the Executive shall be required to exercise control over the waste handling practices of the Company, for which the Executive could in either case, based on the advice of counsel, reasonably be found to be personally liable, provided such failure, if curable without liability to Executive, is not remedied by the Company within 10 business days after receipt by the Company of written notice from the Executive thereof;

               (F) The Company shall fail to maintain satisfactory liability insurance as required under Section 7(a) hereof, provided such failure, if curable, is not remedied by the Company within 10 business days after receipt by the Company of written notice from the Executive of such failure; or

               (G) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto which, if curable, is not remedied by the Company within 10 business days after receipt by the Company of written notice from the Executive of such breach.

          Any item in (B), (D), (E), (F), or (G) above that is not curable or not curable without liability to Executive, will immediately constitute Good Reason.


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          5.     Completion Fee; Obligations of the Company on Termination.  (a)
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Upon  the  first  to occur of the following events during the Employment Period, the Company shall pay to the Executive, and the Executive shall be entitled to receive, a cash amount equal to $1,750,000 (the "Completion Fee"): (i) the Company's plan of reorganization under Chapter 11 of the Bankruptcy Code is made effective, (ii) the Company's liquidation under Chapter 11 of the Bankruptcy Code is substantially completed, (iii) there is a conversion of the Company's proceedings under Chapter 11 of the Bankruptcy Code to a proceeding under Chapter 7 of the Bankruptcy Code, (iv) there is an Involuntary Termination of the Executive's employment, or (v) all or substantially all of the Company's, including any debtor affiliate's, assets are sold or disposed of in one or more transactions, or any other sale, merger, consolidation, disposition or similar transaction involving the Company and any debtor affiliate. In addition, if any of the events listed in Section 5(a)(i), (ii), (iii), or (v) does not occur prior to the completion of the Employment Period and the Executive's employment was not terminated for Cause, death or Disability, upon the first to occur of the items in Section 5(a)(i), (ii), (iii), or (v) at any time after the completion of the Employment Period, the Company shall pay to the Executive, and the Executive shall be entitled to receive, a cash amount equal to the Completion Fee. In any case, the Company expressly acknowledges and agrees that payment of the Completion Fee shall be made, in the Executive's sole discretion, by the Executive drawing upon the Completion Letter of Credit following the occurrence of the first event entitling the Executive to payment of such fee.

          (b)     Death;  Disability.  If  the  Executive's  employment  is
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terminated  by  reason of the Executive's death during the Employment Period, or by reason of the Executive's Disability during the Employment Period in accordance with Section 4(a) hereof, the Company shall pay to the Executive, the


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Executive's  estate  or  the  Executive's  legal  representative, as applicable, within 10 days after the Date of Termination, a lump-sum cash amount equal to the sum any portion of the Salary and any other compensation earned for the period up to the Date of Termination that has not yet been paid, plus the cash equivalent of any accrued but unused vacation.

          (c)     Cause;  Voluntary  Termination.  If the Executive's employment
                  ------------------------------
is terminated for Cause or the Executive terminates his employment during the Employment Period other than in an Involuntary Termination, the Company shall pay the Executive, within 10 days after the Date of Termination, a lump-sum cash amount equal to the sum of any portion of the Salary and any other compensation earned for the period up to the Date of Termination that has not yet been paid, plus the cash equivalent of any accrued but unused vacation.

          (d)     Involuntary  Termination.  If the  Executive's  employment  is
                  ------------------------
terminated by an Involuntary Termination, the Company shall pay the Executive, within 10 days after the Date of Termination, a lump-sum cash amount equal to the sum of: (i) any portion of the Salary and any other compensation earned for the period up to the Date of Termination that has not yet been paid, (ii) the cash equivalent of any accrued but unused vacation, (iii) the Salary that Executive would have earned pursuant to this Agreement from the Date of Termination until February 8, 2003, if such Involuntary Termination had not occurred, and (iv) the Completion Fee. In addition, the welfare benefits set forth in Section 3(b) of this Agreement will continue, at no additional expense to Executive other than any expense Executive would have normally been required to pay therefor if his employment had continued, until February 8, 2003.


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          (e)     In  addition  to  the  payments  and  benefits  to  which  the
Executive  or the Executive's estate may be entitled under Sections 5(a) through
(d) above, the Executive shall be entitled to receive any vested or other benefits to which he may be entitled pursuant to the terms and conditions of any employee benefit plan of the Company in which he may participate, and any other amounts due under this Agreement.

          6.     Confidential  Information.   The  Executive  shall  keep
                 -------------------------
confidential all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains or obtained during the Executive's employment by the Company or any of its affiliated companies and their respective businesses and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of Section 6) ("Confidential Information"). The Executive shall not intentionally communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company, or if he believes it is in the best interests of the Company, or as otherwise as required by law or legal process.

          7.     Indemnification; Letter of Credit.   (a) The Executive shall be
                 ---------------------------------
entitled to indemnification to the fullest extent provided to other officers and directors of the Company in accordance with the Certificate of Incorporation, Articles and By-Laws of the Company, but in no event less than the maximum extent permitted under Delaware law, and shall be covered by the Company's current directors and officers' liability insurance (which shall at all times be maintained by the Company throughout the Employment Period and for a 6 year "tail" coverage period_thereafter and provide coverage of not less than $125


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million  per  occurrence  and name Executive as an insured thereunder) and other appropriate insurance maintained by the Company. The Company shall, on the date of this Agreement, duly execute the Company Indemnification Agreement attached hereto as Exhibit "A" ("Company Indemnification Agreement").

          (b) The Executive shall not be personally liable to the Company, its affiliates, or any of their respective creditors or stockholders for monetary damages, except only to the extent that such damages are finally adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to have been caused by Mr. Rittenmeyer's gross negligence or willful misconduct (and any actions, omissions or other matters taken with Court approval will conclusively be deemed not to constitute negligence, gross negligence or willful misconduct).

          (c) As soon as practicable following the date hereof, but in no event later than August 21, 2001, the Company shall obtain and shall keep in full force and effect throughout the Employment Period and until all obligations to pay the Completion Fee pursuant to Section 5 under this Agreement have been satisfied in full, a clean irrevocable standby letter of credit (the "Completion Letter of Credit") from a money-center banking institution, in the amount of $1,750,000, for the benefit of and in form and substance reasonably satisfactory to the Executive (including prior notification to the Executive of the failure to renew the letter of credit and the right of Executive to draw upon the letter of credit in the event of such failure), which he will, in his sole discretion, draw upon to satisfy the Company's obligations to pay the Completion Fee or which he may draw upon to satisfy the Company's obligations to pay any amounts due Executive under this Agreement or otherwise. The Company shall remain liable for any obligations under this Agreement to the extent such letter of credit is insufficient to satisfy the obligations hereunder.


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          (d)     As  soon  as  practicable following the date hereof, but in no event later than August 21, 2001, the Company shall obtain and shall keep in full force and effect until 18 months after the Executive's employment with the Company has terminated, a clean irrevocable standby letter of credit from a money-center banking institution, in the amount of $750,000, for the benefit of and in form and substance reasonably satisfactory to the Executive (including prior notification to the Executive of the failure to renew the letter of credit and the right of Executive to draw upon the letter of credit in the event of such failure), which he may draw upon at any time to satisfy any obligations of the Company for which, based upon the advice of his counsel, the Executive could reasonably be anticipated to be found personally liable or for which the Executive is entitled to indemnification from the Company as provided in the Company Indemnification Agreement, including the defense of any claims relating to such matters, any deductible(s) and/or self insured retention(s) under any insurance policies, any premiums for "tail" or other insurance coverage, and to satisfy any obligations of the Company under this Agreement. The Company shall remain liable for any such obligations under this Agreement and the Company Indemnification Agreement to the extent such letter of credit is insufficient to satisfy the obligations hereunder or thereunder.

          8.     Successors.  (a)  This  Agreement  is personal to the Executive
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and,  without  the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.


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          (b)     This  Agreement  shall  inure to the benefit of and be binding upon the Company and its successors and assigns. The Company's obligations pursuant to this Agreement will survive any termination or expiration of this Agreement.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. Except as set forth in this Section 8(c), the Company shall not assign this Agreement without the prior written consent of the Executive, which consent shall not be unreasonably withheld. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          9.     Miscellaneous.  (a)  This  Agreement  shall be governed by, and
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construed  in  accordance  with,  the  laws  of  the  State  of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. To the extent this Agreement shall be amended after the Effective Date, approval of the Bankruptcy Court shall not be required to the extent such amendment is not materially adverse to the Company.


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          (b)     All  notices  and  other  communications  under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If  to  the  Executive:
                 ----------------------

                 Ronald  A.  Rittenmeyer
                 [Address on file with the Company]

                 With  a  copy  to:
                 -----------------

                 Kirkland  &  Ellis
                 200  East  Randolph  Drive
                 Chicago,  IL  60601
                 Attention:  James  H.M.  Sprayregen

                 If  to  the  Company:
                 --------------------

                 Safety-Kleen  Corp.
                 1301  Gervais  Street,  Suite  300
                 Columbia,  SC  29201
                 Attention:  General  Counsel
                 With  a  copy  to:
                 -----------------

                 Skadden,  Arps,  Slate,  Meagher  &  Flom
                 333  West  Wacker  Drive
                 Chicago,  IL  60606-1285
                 Attention:  David  Kurtz

                 Weil,  Gotshal  &  Manges  LLP
                 767  Fifth  Avenue
                 New  York,  NY  10153
                 Attention:  Harvey  R.  Miller


or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 9. Notices and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

     (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     (f) The Company shall promptly reimburse the Executive for the reasonable legal fees and expenses incurred by the Executive in connection with enforcing any right of the Executive pursuant to and afforded by this Agreement; provided, however, that the Company's obligations for such legal fees and
--------   -------
expenses shall only apply if, in connection with enforcing any right of the Executive pursuant to and afforded by this Agreement, (i) a judgment has been rendered in favor of the Executive by a duly authorized court of law, (ii) an arbitration award in favor of the Executive has been made or (iii) the Company and the Executive have entered into a settlement agreement providing for the payment to the Executive of any or all amounts or benefits alleged by the Executive to be due hereunder. The Company will also promptly reimburse, or pay directly if requested by Executive, for the reasonable legal fees incurred by

Executive to obtain personal legal advice from time-to-time regarding Executive's duties, responsibilities and liabilities with respect to the Company.

     (g) The Executive and the Company acknowledge that this Agreement supersedes any other agreement, whether written or oral, between them concerning the subject matter hereof. Exhibit "A" attached hereto will control over the terms herein to the extent, and only to the extent, of any conflict with the terms herein.

     (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     (i) The Executive and the Company will consult with each other and jointly approve any press release or other public statement regarding the Executive's appointment and position with the Company. Any such press release or other public statement shall indicate that the Executive's position with the Company is subject to Bankruptcy Court approval and other conditions of this Agreement.

     (j) Unless expressly waived by the Executive, this Agreement shall become effective (the "Effective Date") on the date that each of the following conditions have been satisfied:

          (1) The execution of the Company Indemnification Agreement, the terms of which are incorporated herein by reference and made a part hereof as though fully set forth herein.

          (2) The approval by the Bankruptcy Court of the terms of this Agreement, with such approval order containing those provisions set forth on Exhibit "B" attached hereto, and containing such other provisions as the Executive may reasonably request limiting his personal liability for the obligations of the Company.

          (3) Such amendments or clarifications to the Company's directors and officers' liability insurance policies (the "D&O Policy") as may reasonably be necessary to assure the Executive of coverage under the terms of the present D&O Policy, including, without limitation, to provide for the purchase by the Executive, if necessary, of "tail" coverage under the D&O Policy in the event of nonpayment of premiums.

          (4) The Company's obligations under Sections 7 (c) and (d) of this Agreement have been satisfied.


Upon final execution of this Agreement by the parties hereto, the Company shall promptly take all commercially reasonable efforts to obtain approval of the terms of this Agreement and the actions contemplated herein, including the solicitation of the Company's critical customers, lenders and trade creditors in supporting the approval of this Agreement by the Bankruptcy Court. Until such time as all of the foregoing conditions have been satisfied, the Executive's employment status and position with the Company shall be that of a common-law employee, and under no circumstances shall the Executive have the status of an officer of the Company.

          (k) In the event that any of the conditions in Section 9(j) shall not have been satisfied by August 21, 2001, this Agreement shall be void and of no force; provided, however, (i) the Executive shall be reimbursed by the
            --------   -------
Company for any reasonable expenses incurred prior to such date in connection with the matters contemplated by this Agreement, including, without limitation, reasonable attorney fees and expenses pursuant to Section 3(b) of this Agreement, (ii) the Executive shall be paid a per diem amount of $5,000 per day in respect of Executive's services commencing from the date of this Agreement and continuing until the earlier of the date that Bankruptcy Court approval is denied or August 21, 2001, and (iii) the terms of the Company Indemnification Agreement shall, from the date of this Agreement, the effective date of such Indemnification Agreement, remain in full force and effect.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                           -----------------------------------------
                           Ronald  A.  Rittenmeyer,  Executive

                           SAFETY-KLEEN  CORP.;
                           subject to the approval of the Bankruptcy Court as further provided in Section 9(j), except for purposes of Section 9(k)


                           -----------------------------------------
                           By:
                           Title:

                                   EXHIBIT "A"

                        COMPANY INDEMNIFICATION AGREEMENT

     THIS COMPANY INDEMNIFICATION AGREEMENT (this "Agreement") is being executed and delivered to RONALD A. RITTENMEYER ("Indemnitee") by SAFETY-KLEEN CORP., a Delaware corporation ("Safety-Kleen"), effective as of August 8, 2001.

     Safety-Kleen has requested Indemnitee to serve as an employee, a director and the Chairman of the Board, President and Chief Executive Officer of Safety-Kleen and, as may be agreed to by Executive from time to time, in appropriate positions with each of Safety-Kleen's subsidiaries (such subsidiaries and affiliates together with Safety-Kleen being collectively referred to herein as the "Company"), pursuant to that certain Employment Agreement between Safety-Kleen and Indemnitee, dated as of August 8, 2001 (the "Employment Agreement"), and in consideration of, and as a material inducement for, such service, the Company is hereby agreeing to bind itself to indemnify Indemnitee personally under the conditions set forth below.

     1.     OBLIGATION  TO  INDEMNIFY.  Company  hereby  agrees  to  indemnify
            -------------------------
Indemnitee for, and release, defend and hold Indemnitee harmless from and against any and all claims, losses, costs, liabilities and other damages of whatever nature, kind or character, including but not limited to, liabilities that would not have been incurred had Indemnitee not entered into the Employment Agreement, or served as an employee, officer and/or director of the Company, judgements, demands, assessments, interest, liabilities under the Employee Retirement Income Security Act of 1974, as amended (including excise taxes or penalties, plan termination, withdrawal and funding liabilities), the value of time of Indemnitee at the rate of $5,000 a day (or portion thereof), environmental liabilities, any obligations of the Company for which Indemnitee is, or is asserted to be, personally liable therefor, liabilities for the Company's employment taxes and any and all other taxes, penalties, excise and similar taxes, impositions, fines, settlements, and reasonable expenses, including, without limitation, attorney fees and Proceedings (as defined below) in any way related to or arising out of (a) Indemnitee being (and/or having been) an employee, officer and/or director of the Company or a trustee or a fiduciary to any benefit plan, including without limitation, any act, omission or other matter in any way connected therewith, and/or (b) Indemnitee serving (and/or having served) the Company in any other capacity contemplated by the Employment Agreement, including, without limitation, any act, omission or other matter in any way connected therewith (collectively, the "Damages"). Company acknowledges and agrees that the foregoing terms of this section and the terms of the other sections of this Agreement are intended to apply REGARDLESS OF THE TIMING, GROUNDS OR NATURE OF ANY PROCEEDINGS OR DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON INDEMNITEE'S NEGLIGENCE, CONTRACT, STATUTE, INTENTIONAL TORT, STRICT LIABILITY OR OTHERWISE, AND WHETHER OR NOT INDEMNITEE WAS ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES, except only to the extent that the Damages are finally adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to have been caused by the gross negligence or willful misconduct of Indemnitee (and any actions taken with the approval of the Bankruptcy Court will conclusively be deemed not to constitute gross negligence or willful misconduct). The obligations of Company hereunder shall be applicable to all Proceedings (as defined below) and Damages as set forth in this Agreement regardless of when Proceedings or Damages occurred or accrued or such Proceedings are commenced or threatened, or whether actions or omissions or other events on which they are based, allegedly took place or failed to occur, before or after the effective date of this Agreement or the commencement or termination of Indemnitee's service as an employee, officer, director or in any other capacity for the Company as contemplated in the Employment Agreement.

     2.     WITNESS  AND  OTHER  EXPENSES.  Company shall be obligated to pay or
            -----------------------------
promptly reimburse Indemnitee for reasonable expenses, including, but not limited to, attorneys' fees and other professional expenses, incurred by him, in connection with his appearance as a witness or other participation, in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, formal or informal, and whether or not based on local, state, federal or foreign laws, rules or regulations, any appeal of such a threatened, pending or completed action, suit or proceeding, or any inquiry or investigation which could lead to such a threatened, pending or completed petition, suit, or proceeding (any of the foregoing being referred to herein as a "Proceeding") because he is or was an employee, officer and/or director of the Company or because he serves or has served the Company in any other capacity contemplated by the Employment Agreement, including, without limitation, any act, omission or other matter in any way connected therewith.

     3.     ADVANCEMENT  OF  EXPENSES.  Reasonable  expenses, including, but not
            -------------------------
limited to, attorney's fees, incurred by Indemnitee in connection with a Proceeding in which he is, or is threatened to be, named as a defendant or respondent shall be paid by Indemnitor, or promptly reimbursed, in advance of a final disposition of the Proceeding, if Indemnitee affirms in writing to Indemnitor that, in good faith, Indemnitee believes he is entitled to indemnification under this Agreement and undertakes in writing to repay such amounts if it is ultimately determined that Indemnitee is not so entitled.

     4.     ATTORNEY'S FEES. It is the intent of the Company that Indemnitee not
            ---------------
be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Consequently, if it should appear in good faith to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of Company, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder, beneficiary or other person affiliated with the Company, or any other person in any jurisdiction. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, Company will pay and be solely financially responsible for any and all reasonable attorneys' and related fees and expenses incurred by Indemnitee in connection with any of the foregoing; provided that a court of competent jurisdiction has not finally adjudged, after exhaustion of all appeals therefrom, that in regards to such matters Indemnitee has been grossly negligent or guilty of intentional misconduct, and such gross negligence or intentional misconduct caused such matters.

     5.     CUMULATIVE  RIGHT.  Nothing  herein  shall  be deemed to diminish or
            -----------------
otherwise restrict the right of Indemnitee to indemnification under any provision of the Certificate of Incorporation or By-laws of the Company or under Delaware law, or from any other person, entity or otherwise. To the extent that Indemnitee is, or may be, entitled to indemnification from the Company and any other persons or entities for the same matters as are covered by this Agreement, Indemnitee shall be under no obligation to seek indemnification from such other persons or entities for any obligations of Company hereunder.

     6.     COVENANT  NOT  TO  SUE.  Company hereby covenants and agrees that it
            ----------------------
shall not institute, reinstitute, maintain, or prosecute any action, claim, suit, proceeding, or cause of action of any kind whatsoever, in any court, administrative agency, or other forum, against Indemnitee that arises out of, or relates in any way to, the matters for which Indemnitee is entitled to indemnification as contemplated by this Agreement, including but not limited to any action, claim, suit, proceeding, or cause of action for contribution or indemnity.

     7.     GOVERNING LAW.  This Agreement shall be governed by and construed in
            -------------
accordance  with  Delaware  law.

     8.     OTHER  PARTIES.  This Agreement shall be binding upon Indemnitee and
            --------------
the Company and shall inure to the benefit of and be binding on their successors and assigns, heirs, personal representatives and their estates. The Company shall not assign this Agreement without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld.

     9.     CONSIDERATION.  This  Agreement  is being delivered to Indemnitee in
            -------------
consideration of Indemnitee's services as an employee, officer and/or director of the Company. Indemnitee need not execute this Agreement for it to constitute a binding obligation of the Company, nor shall the death, resignation or removal from office or employment of Indemnitee after the termination of such service, or the termination, expiration or failure of the Employment Agreement to become effective, limit or terminate the obligations of the Company hereunder. The obligations of the Company hereunder shall be applicable to all Proceedings in which Indemnitee is named, or threatened to be named, as a defendant or respondent or with respect to which Indemnitee is a witness or other participant, regardless of when such actions are commenced or threatened, or whether actions or omissions or other events on which they are based, allegedly took place or failed to occur, before or after the effective date of this Agreement or the commencement or termination of Indemnitee's service as an employee, officer, director or in any other official capacity for the Company.

     10.     SEVERABILITY.  If  any provision of this Agreement shall be held to
             ------------
be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, and such provision shall be deemed to be amended or modified to the least extent necessary to render it valid and enforceable.

     11.     ENTIRE  AGREEMENT.  This  Agreement  contains  the entire agreement
             -----------------
among the parties hereto with respect to the subject matter herein. No representations, inducements, promises, or agreements, oral or otherwise with respect to the subject matter herein, which are not embodied in this Agreement shall be of any force or effect. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          IN WITNESS WHEREOF, pursuant to the authorization of its Board of Directors, Safety-Kleen Corp., on behalf of itself, its subsidiaries and affiliates, has caused this Agreement to be duly executed, all as of the day and year first above written.


                                         SAFETY-KLEEN  CORP.

                                         By:
                                             --------------------------------

                                         Title:

                                   EXHIBIT "B"

                                ORDER PROVISIONS


     1.     The  Motion  (which  must  be  mutually  agreeable)  is  granted.

     2. The Debtors are authorized and directed to enter into and perform under the Employment Agreement and the Indemnification Agreement.

     3. The Court hereby approves the Employment Agreement and the Indemnification Agreement.

     4. Executive will have no liability in his capacity as Chairman, President and Chief Executive Officer or in any other capacity contemplated by the Employment Agreement to any of the Debtors, the Debtors' respective affiliates, and/or any of their respective creditors, shareholders, employees, officers and/or bankruptcy estates, and/or to any superseding trustee appointed with respect to any such estates (whether under Chapter 11 or Chapter 7), and/or any other person or entity for any claim, loss, cost or other damage of any nature, except only to the extent that such liability, claim, loss, cost or other damage is finally adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to have been caused by Executive's gross negligence or willful misconduct (and any actions, omission or other matter taken with Court approval will conclusively be deemed not to constitute negligence, gross negligence or willful misconduct).

     5. The Court hereby authorizes the Debtors, pursuant to sections 364(c)(1) and (c)(2) of Title 11 of the United States Code, to (i) obtain one or more letters of credit in an aggregate amount up to $2,500,000 from Chase Bank of Texas, N.A. (or any other commercial bank satisfactory to the Debtors and Executive) to support the Debtors' obligations in connection with the Employment Agreement and Indemnification Agreement on such terms (including with respect to fees payable to the issuer of such letters of credit and the indemnification rights of such issuer) as may be satisfactory to such issuer, the Debtors and Executive, (ii) secure their obligations to reimburse the issuer of such letters of credit with the irrevocable pledge and deposit of cash collateral, with such issuer in an aggregate amount equal to 105% of the face amount of the letters of credit so issued, and (iii) execute and deliver such instruments and agreements, and perform such acts (including, without limitation, the payment of fees to the issuer, and reimbursement of the issuer's expenses, in connection with the letters of credit so issued), as may be required in connection with the issuance of such letters of credit. The issuer of the letters of credit shall be entitled to all of the protections of Section 364(e) of Title 11 of the United States Code in the event of any reversal or modification on appeal of the authority to obtain the letters of credit that is set forth herein. The notice given by the Debtors of matters set forth herein constitutes due and sufficient notice thereof.

     6. The Debtor's obligations to the Executive under the Employment Agreement, including the obligations of the Debtors under the Indemnification Agreement, are granted pari passu and pro rata treatment with the current

Debtor-in-Possession ("DIP") financing, and are secured and perfected (without any further action), and are granted the superpriority claim status to the same extent and superpriority as the DIP lenders. If the DIP financing is increased above $150 million, Executive's pari passu and pro rata treatment shall remain at the same level as if no increase in the DIP financing above $150 million had occurred. (1)

     7. The Court shall retain jurisdiction to hear and determine all matters arising from the Order.




-------------------

(1) Executive will be entitled to a percentage of all payments to the DIP lenders determined by dividing the amount of the Company's obligations to Executive by the DIP financing outstanding (but not to exceed $150 million of DIP financing).